EXHIBIT 21.1
SUBSIDIARIES OF STERLING
Subsidiaries of Sterling Financial Corporation
Golf Escrow Corporation
Golf Savings Bank
Klamath First Capital Trust I
Klamath First Capital Trust II
Lynnwood Financial Statutory Trust I
Lynnwood Financial Statutory Trust II
Sterling Capital Trust II
Sterling Capital Trust III
Sterling Capital Trust IV
Sterling Capital Statutory Trust V
Sterling Capital Trust VI
Sterling Capital Trust VII
Sterling Capital Trust VIII
Sterling Savings Bank
Tri-Cities Mortgage Corporation
Subsidiaries of Sterling Savings Bank
Action Mortgage Company
The Dime Service Corporation
Evergreen Environmental Development Corporation
Evergreen First Service Corporation
Harbor Financial Services, Inc. (a subsidiary of Evergreen First Service Corporation)
Fidelity Service Corporation
INTERVEST-Mortgage Investment Company
Mason-McDuffie Financial Corporation (a subsidiary of INTERVEST-Mortgage Investment Company)
Source Capital Corporation
Peter W. Wong Associates, Inc. (a subsidiary of Source Capital Corporation)
Source Capital Leasing Corporation (a subsidiary of Source Capital Corporation)